UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 29, 2016

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300		92130
San Diego, CA		(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 29, 2016, Adamis Pharmaceuticals Corporation (the “Company,” “we”, or “us”) entered into a placement agency agreement (the “Placement Agreement”) with Maxim Group LLC (the “Placement Agent”) under which Maxim agreed to serve as a placement agent on a “best efforts” basis in connection with the registered direct public offering (“Offering”) of an aggregate of 3,573,255 shares (“Shares”) of our common stock, par value $0.0001 per share (“Common Stock”) and warrants to purchase up to 3,573,255 of the shares of Common Stock (“Warrants”). The Shares and Warrants are being sold as a unit (“Unit”) at $3.095 per Unit, but are immediately detachable. Also on July 29, 2016, to effect the Offering, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional investors (the “Purchasers”) under which we agreed to issue and sell the Units directly to the Purchasers.

We expect to receive aggregate net proceeds, after deducting Placement Agent fees and other estimated expenses related to the Offering, in the amount of approximately $10.221 million. We intend to use the net proceeds from this Offering for general corporate purposes, which may include, without limitation, expenditures relating to development and further trials relating our Epinephrine Pre-Filled Syringe product and resubmission of our New Drug Application relating to that product, other research and development and clinical trial expenditures, helping fund operations of our U.S. Compounding subsidiary, hiring additional personnel, acquisitions of new technologies or products, the potential repayment of indebtedness under loan agreements are documents with Bear State Bank, and working capital. The closing of the Offering is expected to take place on August 3, 2016, subject to customary closing conditions.

The Shares and Warrants are being offered and sold to the public under our shelf registration statement on Form S-3 (File No. 333-196976) initially filed with the Securities and Exchange Commission (the “Commission”) on June 23, 2014 and declared effective on July 2, 2014 (the “Registration Statement”), and a prospectus supplement dated July 29, 2016 relating to the Offering as filed with the Commission.

Under the Placement Agreement, we have agreed to pay the Placement Agent a cash placement fee equal to 6% of the aggregate gross proceeds raised in the Offering. Subject to certain conditions, we also have agreed to reimburse all travel and other out-of-pocket expenses of the Placement Agent for this offering, including but not limited to legal fees, not to exceed $100,000.

The Placement Agreement contains customary representations, warranties and agreements by us and customary conditions to closing. We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended (“Securities Act”), and liabilities arising from breaches of representations and warranties contained in the Placement Agreement, or to contribute to payments that the Placement Agent may have to make regarding those liabilities.

The Securities Purchase Agreement contains customary representations, warranties and agreements by us and customary conditions to closing. Under the Securities Purchase Agreement, we granted to each Purchaser the pro rata right to participate in up to 50% on an aggregate basis if we issue any shares of common stock, or securities exercisable for or convertible into shares of common stock, within 12 months of the close of the Offering. Further, under the Securities Purchase Agreement, we agreed that until 90 days after the close, we will not issue or enter into any agreement to issue any shares of, or securities exercisable or convertible into our shares of, Common Stock, subject to certain customary exceptions. Finally, under the Securities Purchase Agreement, as long as a Purchaser holds any of the Warrants, we will not effect or enter into an agreement to effect a “Variable “Rate Transaction as defined in the Warrant.

Each Warrant will be immediate exercisable upon the issuance date at an exercise price of $2.98 per share, subject to adjustment as provided therein. The Warrants will be exercisable on or prior to the fifth anniversary of the issuance date, but not thereafter. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own over 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise (the “Warrants’ Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to us, the holder may increase the Warrants’ Beneficial Ownership Limitation, provided that in no event will the Warrants’ Beneficial Ownership Limitation exceed 9.99%. We have also registered our Common Stock issuable upon the exercise of the Warrants. If no effective registration statement is available to register the Common Stock issuable upon the exercise of the Warrants, the holders may exercise the Warrants by means of a “cashless exercise.”

The foregoing descriptions of the Warrant, Placement Agreement and the Securities Purchase Agreement are qualified in their entirety by reference to the full text of the form of Warrant, Placement Agency Agreement, and form of Securities Purchase Agreement, which are attached to this Current Report on Form 8-K as Exhibits 4.1, 10.1, and 10.2 respectively, and incorporated herein by reference in their entirety. The provisions of the Placement Agreement, Securities Purchase Agreement and Warrant, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors or the public to obtain factual information about the current state of affairs of the parties to that document. Rather, investors and the public should look to other disclosures contained in our filings with the Commission. The legal opinion of Weintraub Tobin Chediak Coleman Grodin Law Corporation relating to the securities being sold is filed as Exhibit 5.1.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents we file from time to time with the Commission. Any forward-looking statements speak only by the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

The prospectus supplement relating to the Offering has been filed with the Commission and is available on the Commission’s web site at http://www.sec.gov. Copies of the prospectus supplement may also be obtained from Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174, (212) 895-3745.

This report does not constitute an offer to sell or the solicitation of an offer to buy the securities, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only with a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Item 8.01	Other Events

On July 29, 2016, the Company issued a press release announcing the Offering, as described above in Item 1.01. The full text of the press release is set forth as Exhibit 99.1 attached hereto this report.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
4.1	Form of Warrant dated July 29, 2016
5.1	Opinion of Weintraub Tobin Chediak Coleman Grodin Law Corporation
10.1	Placement Agency Agreement dated July 29, 2016
10.2	Form of Securities Purchase Agreement dated July 29, 2016
23.1	Consent of Weintraub Tobin Chediak Coleman Grodin (included in Exhibit 5.1)
99.1	Press Release dated July 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: July 29, 2016	By:	/s/ Robert O. Hopkins
	Name:	Robert O. Hopkins
	Title:	Chief Financial Officer